Exhibit 99.1

SALE AGREEMENT AND AMENDMENT (this “Agreement”) dated as of May 24, 2005, by and among QAD INC., a Delaware corporation (“QAD”), RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership (“REI”), PAMELA M. LOPKER, KARL F. LOPKER and THE LOPKER LIVING TRUST DATED MARCH 23, 1993, a trust formed under California law (the “Lopker Trust”; Pamela M. Lopker, Karl F. Lopker and the Lopker Trust being collectively referred to herein as the “Lopker Parties”).

WHEREAS, REI is the record and beneficial owner of 3,002,778 shares of the common stock, par value $.001 per share (such 3,002,778 shares and all other shares of such common stock, collectively, the “Common Stock”), of QAD; and

WHEREAS, REI desires to sell to QAD, and QAD desires to purchase from REI, 2,000,000 of the shares of Common Stock owned by REI (the “REI Shares”) on the terms set forth herein (the “Purchase”); and

WHEREAS, upon the consummation of the Purchase, the parties hereto wish to amend, effective as of Closing Date (as defined below), certain of the outstanding agreements among them.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Sale; Closing.

(a)           On the terms set forth herein and in reliance on the representations made in this Agreement, REI will sell to QAD, and QAD will purchase from REI, the REI Shares for a total purchase price (the “Purchase Price”) of fourteen million eight hundred thousand dollars (US$14,800,000)(i.e., seven dollars and forty cents (US$7.40) per share).  The closing of the Purchase (the “Closing”) shall take place on May 26, 2005 (the “Closing Date”).

(b)           Unless otherwise directed in writing by REI, QAD shall pay the Purchase Price to REI in immediately available funds by wire transfer to the following account:

For the account of:

Recovery Equity Investors II, L.P.

(c)           At the Closing: (i) REI shall transfer all of its right, title and interest in and to the REI Shares to QAD, free and clear of all liens, and shall deliver to QAD one or more certificates representing the REI Shares, duly endorsed for transfer or accompanied by appropriate transfer powers duly executed for transfer and otherwise in form acceptable to QAD; and (ii) QAD shall (x) pay the Purchase Price to REI in the manner specified in Section 1(b) above. Promptly after the Closing, QAD shall cause its transfer agent to deliver to REI one or more certificates, in the name of REI, representing that number of shares of Common Stock equal to (A) the excess of the number of shares represented by the certificate or certificates delivered to QAD by REI pursuant to clause (i) above over (B) 2,000,000

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(d)           Composition of REI Shares.  The REI Shares shall be comprised of (i) first, all 225,000 shares of Common Stock acquired by REI in December 2003 upon the exercise of its warrant (which shares are currently represented by QAD stock certificate number Q3527) and (ii) second, 1,775,000 shares of Common Stock acquired by REI in December 1999.

2.             Representations and Warranties of REI.

As an inducement to QAD and the Lopker Parties to enter into this Agreement, REI represents and warrants to QAD that the following statements are true and correct as of the date hereof and will be true and correct as of the date of the Closing:

(a)           Power and Authority.  REI has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware.  REI has the requisite partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by REI of this Agreement, and the consummation by REI of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of REI and Recovery Equity Partners II, L.P., the general partner of REI (“REP”).  This Agreement has been duly and validly executed and delivered by REI and (assuming the due and valid authorization, execution and delivery hereof by QAD and the Lopker Parties) constitutes a legal, valid and binding obligation of REI enforceable against REI in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

(b)           Ownership and Issuance of REI Shares.  REI owns, beneficially and of record, the REI Shares, free and clear of all liens.

(c)           No Conflicts.  The execution, delivery and performance by REI of this Agreement, and the consummation by REI of the transactions contemplated hereby, does not and will not: (a) conflict with or result in a violation or breach of any of the terms, provisions or conditions of the constitutive documents of REI; (b) conflict with or result in a violation or breach of any term or provision of any law or order applicable to REI or any of its assets or properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require REI to obtain any consent, approval or action of, make any filing with or give any notice to any person under the terms of, or (iv) result in the creation or imposition of any lien upon the REI Shares under, any contract or other agreement or instrument to which REI is a party or by which any of its assets or properties is bound.

(d)           Governmental Approvals and Filings.  No consent, approval or action of, or filing with or notice to, any governmental or regulatory authority on the part of REI is required in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby; provided, however, that REI will be required to file an amendment to Schedule 13D with the Securities and Exchange Commission following the Closing.

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(e)           No Transactions in Common Stock.  Except for this Agreement and the sale of the REI Shares contemplated hereby, since May 24, 2004, none of REI, REP or any general partner or employee of REP has purchased or sold (or entered into any agreement to purchase or sell) any shares of Common Stock.

(f)            Disclosure of Information.  Assuming the accuracy of the representations set forth in Sections 3 and 4 below, REI has had full access to all information which it considers necessary or appropriate to make an informed investment decision with respect to the transactions contemplated by this Agreement (including, without limitation, the sale of the REI Shares to QAD).

3.             Representations and Warranties of QAD.

As an inducement to REI to enter into this Agreement, QAD represents and warrants to REI that the following statements are true and correct as of the date hereof and will be true and correct as of the date of the Closing:

(a)           Special Committee.  The board of directors of QAD (the “Board”) has duly formed a special committee (the “Special Committee”) of its directors, consisting solely of directors who have no conflict of interest with respect to the purchase of the REI Shares or the other matters that are the subject of this Agreement.  The Special Committee has been authorized by the Board to evaluate and, if advisable, recommend that the Board approve the purchase of the REI Shares and QAD’s execution, delivery and performance of this Agreement.  The execution and delivery by QAD of this Agreement, the performance by QAD of its obligations hereunder, and the consummation by QAD of the transactions contemplated hereby, have been approved unanimously by the members of the Special Committee in their capacity as such.  None of Jeffrey A. Lipkin, Pamela M. Lopker or Karl F. Lopker has served as a member of the Special Committee.

(b)           Power and Authority.  QAD has been duly formed and is validly existing and in good standing as a corporation under the laws of the State of Delaware.  QAD has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by QAD of this Agreement, and the consummation by QAD of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of QAD (including, without limitation, all necessary action by the Special Committee and by the Board), and no action on the part of QAD’s stockholders is required in connection with such execution, delivery, performance or consummation.  This Agreement has been duly and validly executed and delivered by QAD and (assuming the due and valid authorization, execution and delivery hereof by REI) constitutes a legal, valid and binding obligation of QAD enforceable against QAD in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

(c)           No Conflicts.  The execution, delivery and performance by QAD of this Agreement, and the consummation by QAD of the transactions contemplated hereby, does not

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and will not: (a) conflict with or result in a violation or breach of any of the terms, provisions or conditions of the constitutive documents of QAD; (b) conflict with or result in a violation or breach of any term or provision of any fraudulent conveyance or other law or order applicable to QAD or any of its assets or properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require QAD to obtain any consent, approval or action of, make any filing with or give any notice to any person under the terms of, or (iv) result in the creation or imposition of any lien upon any of the assets or properties of QAD under, any contract or other agreement or instrument to which QAD is a party or by which any of its assets or properties is bound.

(d)           Governmental Approvals and Filings.  Except for the filing of a report on Form 8-K with the Securities and Exchange Commission, no consent, approval or action of, or filing with or notice to, any governmental or regulatory authority on the part of QAD is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(e)           Sufficient Funds.  The purchase of the REI Shares on the terms set forth herein will not violate Section 160 of the Delaware General Corporation Law.

(f)            Information.  There is no information known to QAD that has not been disclosed to REI that could reasonably be expected to have a material effect on QAD’s financial condition, operating results, assets, supplier relations, customer relations, employee relations or business prospects, other than such information as has been disclosed in reports filed by QAD with the Securities and Exchange Commission prior to the date hereof.  Such reports, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement of fact contained therein not misleading.

(g)           No Agreements or Discussions.  QAD is not a party to any contract or other agreement or understanding (whether written or oral) that provides for, or would otherwise result in, a change of control or going private transaction involving QAD.  The affirmations provided by Mr. Lopker in the final “WHEREAS” clause of the Consent to Action Taken without Meeting by the Board attached as Exhibit A hereto are true and correct.

(h)           Certain Documents.  A true and correct copy of all provisions contained in QAD’s certificate of incorporation as in effect on the date hereof (the “Certificate of Incorporation”) which relate to the exculpation from liability or indemnification of current or former directors of QAD are attached as Exhibit B hereto.  A true and correct copy of all provisions contained in QAD’s by-laws as in effect on the date hereof (the “By-laws”) which relate to the exculpation from liability or indemnification of current or former directors of QAD is attached as Exhibit C hereto.  A true and correct copy of the Indemnification Agreement, dated as of March 18, 2003, between QAD and Jeffrey A. Lipkin, as amended through the date hereof (the “Indemnification Agreement”), is attached as Exhibit D hereto.

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4.             Representations and Warranties of the Lopker Parties.

As an inducement to REI to enter into this Agreement, the Lopker Parties, jointly and severally, represent and warrant to REI that the following statements are true and correct as of the date hereof and will be true and correct as of the date of the Closing:

(a)           Power and Authority.  The Lopker Trust has been duly formed and is validly existing under the laws of the State of California.  Each Lopker Party has the requisite power and authority and legal capacity to execute and deliver this Agreement, to perform such Lopker Party’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Lopker Trust of this Agreement, and the consummation by the Lopker Trust of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the trustees and the beneficiaries of the Lopker Trust.  This Agreement has been duly and validly executed and delivered by each Lopker Party and (assuming the due and valid authorization, execution and delivery hereof by REI) constitutes a legal, valid and binding obligation of each Lopker Party enforceable against each Lopker Party in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

5.             Other Agreements.

(a)           Resignation.  Upon the date of the Closing, REI shall cause Mr. Lipkin to resign as a member of the Board, effective as of such date.  In connection with Mr. Lipkin’s resignation from the Board, REI and QAD hereby agree that: (i) all rights to indemnification and exculpation from liabilities for acts or omissions occurring on or prior to the date hereof now existing in favor of Mr. Lipkin under the Certificate of Incorporation, the By-Laws or the Indemnification Agreement shall continue in full force and effect for a period of not less than six years after the date hereof; (ii) QAD shall indemnify Mr. Lipkin in respect of acts or omissions occurring on or prior to the date hereof to the maximum extent provided under, and in accordance with the provisions of, the Certificate of Incorporation, the By-laws and the Indemnification Agreement as in effect on the date hereof; and (iii) for a period of not less than six years after the date hereof, QAD shall maintain in effect QAD’s current directors’ and officers’ liability insurance, insofar as such insurance covers Mr. Lipkin with respect to acts or omissions occurring on or prior to the date hereof, on terms with respect to coverage and amounts that are no less favorable than those in effect on the date hereof.

(b)           Purchases and Sales.  REI shall not, and shall not permit REP or any general partner or employee of REP to, directly or indirectly, purchase or sell any shares of Common Stock for a period of 90 days after the Closing.

(c)           Registration Rights Agreement.  Effective as of the date of the Closing, REI shall, and hereby does, irrevocably waive its right to request or otherwise require the completion of any “Demand Registrations” pursuant to Article I of the Registration Rights Agreement dated as of December 12, 1999, between QAD and REI (the “Registration Rights Agreement”).  Subject to the immediately preceding sentence, the Registration Rights Agreement shall remain in full force and effect until the Registration Rights Agreement is otherwise terminated in accordance with its terms.

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(d)           Stockholders’ Agreement.  Effective as of the date of the Closing, the Stockholders’ Agreement, dated as of December 23, 1999, by and among QAD, REI, Pamela M. Lopker, Karl F. Lopker and the Lopker Trust (the “Stockholders’ Agreement”) shall hereby be amended by deleting Section 2 (Election and Removal of Directors) thereof in its entirety, it being understood that all other sections of the Stockholders’ Agreement shall remain in full force and effect for so long as REI shall hold Subject Securities (as defined in the Stockholders’ Agreement) representing (on a Fully-Diluted Basis (as defined in the Stockholders’ Agreement)) at least 25% of REI’s Original Ownership Level (as defined in the Stockholders’ Agreement) or until the Stockholders’ Agreement is otherwise terminated in accordance with clause (ii) of Section 8 thereof.

6.             Release.

(a)           REI Release.  Effective as of the date of the Closing, REI, on its own behalf and on behalf of REP (except for any matter in respect of which REI or REP may assert a claim under this Agreement), shall and hereby does release QAD and its affiliates (including, without limitation, the Lopker Parties), directors, officers, employees, attorneys and agents from any and all claims, demands, causes of action (whether at law or in equity), damages and liabilities of any nature whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, current or which may arise in the future (collectively referred to as “Claims”), which REI may have or now has on account of having been the owner of any securities of QAD during the period prior to the date hereof, in each case whether such Claims may be brought directly by REI or REP or derivatively on behalf of QAD.  REI (on its own behalf and on behalf of REP) intends that the foregoing release shall be effective as a bar to each Claim released in this Section 6(a) and knowingly and voluntarily waives any and all rights and benefits with respect to each such released Claim.  Notwithstanding anything in this Section 6(a) to the contrary, this release shall not be deemed to waive, release or otherwise impair any rights which Jeffrey A. Lipkin may have in his capacity as a current or former director of QAD to indemnification or exculpation from liability (whether arising under the Certificate of Incorporation, the By-laws, the Indemnification Agreement, or otherwise).

(b)           QAD Release.  Effective as of the date of the Closing, QAD (except for any matter in respect of which QAD may assert a claim under this Agreement) shall and hereby does release REI, REP and each of REI’s and REP’s respective general partners, limited partners, employees, affiliates, attorneys and agents from any and all Claims which QAD may have or now has on account of REI having been the owner of any securities of QAD during the period prior to the date hereof. QAD intends that the foregoing release shall be effective as a bar to each Claim released in this Section 6(b) and knowingly and voluntarily waives any and all rights and benefits with respect to each such released Claim.  Notwithstanding anything in this Section 6(b) to the contrary, but subject to Section 5(a) above, this release shall not be deemed to waive, limit or otherwise impair any rights which QAD may have pursuant to the terms of any undertakings (whether set forth in the Certificate of Incorporation, the By-laws, the Indemnification Agreement or otherwise) on the part of QAD to indemnify Jeffrey A. Lipkin or to exculpate him from liability in his capacity as a current or former director of QAD.

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(c)           Lopker Party Release.  Effective as of the date of the Closing, the Lopker Parties (except for any matter in respect of which the Lopker Parties may assert a claim under this Agreement) shall and hereby do release REI, REP and each of REI’s and REP’s respective general partners, limited partners, employees, affiliates, attorneys and agents from any and all Claims which any Lopker Party may have or now has on account of (i) REI having been the owner of any securities of QAD during the period prior to the date hereof or (ii) Jeffrey Lipkin having been a director of QAD during the period prior to the date hereof, in each case whether such Claims may be brought directly by any Lopker Party or derivatively on behalf of QAD. Each of the Lopker Parties intends that the foregoing release shall be effective as a bar to each Claim released in this Section 6(c) and knowingly and voluntarily waives any and all rights and benefits with respect to each such released Claim.

7.             General.

(a)           Severability.  The provisions of this Agreement are severable, so that the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

(b)           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of law principles.

(c)           Complete Agreement; Amendments.  This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral, with respect to such subject matter.  No amendment, termination, waiver or other modification of any provision of this Agreement shall be valid unless in writing and signed by QAD and REI and, with respect to Sections 4, 5(d), 6(c) (insofar as it relates to the Lopker Parties) and 7 hereof, each Lopker Party.

(d)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(e)           Captions.  Captions of the various sections and subsections hereof have been added only for convenience and shall not be deemed to be a part of this Agreement.

(f)            Fees and Expenses.  Except as specifically provided in this Agreement, each of the parties hereto will pay and discharge its or his or her own expenses and fees in connection with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

(g)           Termination.  This Agreement may be terminated by mutual written agreement of each of the parties hereto, and upon such termination, shall be of no further force or effect.

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[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto (or by a duly authorized representative thereof) as of the day and year first above written.

QAD INC.

By:	/s/ Daniel Lender
Name: Daniel Lender
Title: CFO

RECOVERY EQUITY INVESTORS II, L.P.
By: Recovery Equity Partners II, L.P.,
its General Partner

By:	/s/ Josheph J. Finn-Egan
Name: Joseph J. Finn-Egan
Title: General Partner

By:	/s/ Jeffrey A. Lipkin
Name: Jeffrey A. Lipkin
Title: General Partner

/s/ Pamela M. Lopker
PAMELA M. LOPKER

/s/ Karl Lopker
KARL F. LOPKER

THE LOPKER LIVING TRUST DATED MARCH 23, 1993

By:	/s/ Karl Lopker
Name: Karl Lopker
Title: Trustee

[Signature Page to Sale Agreement]

CERTIFICATE OF INCORPORATION

OF

QAD INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

FIRST:  The name of the corporation is QAD Inc. (hereinafter referred to as the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”).

FOURTH:  Unless and until the Automatic Conversion (as defined in Section B(1) (f) (ii) of this Article FOURTH) occurs, the Corporation is authorized to issue two classes of shares of common stock and one class of preferred stock.  The total number of shares of stock which the Corporation shall have authority to issue is twenty million one-hundred thousand (20,100,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value $.001 per share (the “Common Stock”) and one hundred thousand (100,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”).  Unless and until the Automatic Conversion occurs, the only shares of Common Stock which the Corporation shall have authority to issue is nineteen million nine hundred thousand nine hundred (19,999,900) shares of Class A Common Stock, par value $.001 per share (the “Class A Common Stock”) and one hundred (100) shares of Class B Common Stock, par value $.001 per share (the “Class B Common Stock”).  Upon and after the Automatic Conversion, the Corporation shall be authorized to issue one class of Common Stock, consisting of twenty million (20,000,000) shares designated as Common Stock, and one class of Preferred Stock, consisting of one hundred thousand (100,000) shares designated as Preferred Stock.  The term “Common Stock” shall refer to the Class A Common Stock and the Class B Common Stock, collectively, unless and until the Automatic Conversion occurs, and to the Common Stock upon and after the Automatic Conversion.

A.            Preferred Stock.  The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) is hereby expressly authorized at any time, and from time to time, to create a provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

1.             the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

2.             whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

3.             the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

4.             the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

5.             whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

6.             the voting powers, if any, and whether such voting powers are full or limited in such series;

7.             the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

8.             the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up on the Corporation; and

9.             any other relative rights, preferences and limitation of that series.

B.            Common Stock.  The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto.  Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directions and on all other matters on which stockholders of the Corporation are entitled to vote.  The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefore, dividends payable either in cash, in stock or otherwise.  In addition, the Class A Common Stock shall be subject to the express restrictions set forth below in this Section B.

1.  Restrictions on Class A Common Stock

a.     Corporation’s Right to Repurchase Upon Termination of Affiliation.  All Shares of Class A Common Stock held of record by a person who is an employee or director of, or a consultant to, the Corporation or any of its subsidiaries shall be subject to the Corporation’s right to repurchase all of such shares in the event that such holder’s affiliation with the Corporation as an employee, director or consultant is terminated.  Such right to repurchase upon termination of affiliation shall also be applicable to all shares of Class A Common Stock which such person has the right to acquire subsequent to his or her termination of affiliation pursuant to any of the Corporation’s employee benefit plans or pursuant to any option or other contractual right to acquire shares of Class A Common Stock in effect at the date of such termination of affiliation.  An authorized leave of absence approved in accordance with the Corporation’s policy from time to time in effect shall not constitute a termination of affiliation for purposes of this paragraph (a); provided, however, that the issuance of a formal personnel action notice by the Corporation’s personnel department advising an employee that his or her leave of absence is terminated shall constitute a termination of affiliation for purposes of this paragraph (a).  The Corporation’s right of repurchase shall be exercised by mailing written notice to such holder at his or her address of record on the Corporation’s stock record books within ninety (90) days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Class A Common Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.  If the Corporation repurchases such shares, the price shall be the higher of (i) the original purchase price paid for such shares by such holder if such shares were acquired from the Corporation by such holder or (ii) the Formula Price (as hereinafter defined) per share on (x) the date of such termination of affiliation, in the case of either shares owned by the holder at that date of termination of affiliation pursuant to any option or other contractual right to acquire shares of Class A Common Stock which were outstanding at that date, or (y) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his or her termination of affiliation pursuant to any of the Corporation’s employee benefit plans.  For purposes of the foregoing sentence, an adjustment shall be made to the original purchase price paid for such shares to account for any changes in the capitalization of the Company, as determined by the Board of Directors.  If for any reason the Corporation is unable to make payment directly to a holder, then the Corporation may make such payment by depositing the purchase price in an account for the benefit of such holder and such shares of Class A Common Stock shall thereby be deemed to have been transferred to the Corporation on the date cash payment is made and no longer outstanding and all rights of the holder with respect to such shares terminated.

b.     Corporation’s Right of First Refusal.  If at any time a holder of Class A Common Stock receives a bona fide offer to purchase such shares and desires to sell any of such shares (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

(i)             A statement signed by such holder notifying the Corporation that such holder desires to sell shares of Class A Common Stock and has received a bona fide offer to purchase such shares.

(ii)          A statement signed by the intended purchaser containing:

a)              the intended purchaser’s full name, address and taxpayer identification number;

b)             the number of shares to be purchased;

c)              the price per share to be paid;

d)             other terms under which the purchase is intended to be made; and

e)              a representation that the offer, under the terms specified, is bona fide.

(iii)       If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier’s check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

The Corporation shall thereupon have an option exercisable within fourteen (14) days of receipt of such notice by the secretary to purchase all, but not less than all, of the shares specified in the notice at the lesser of (a) the Formula Price (as hereinafter defined) per share following receipt of the notice from the holder, or (b) the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cast, the Corporation shall pay the equivalent value of any noncash consideration as mutually agreed upon between the holder and the Corporation.  Such option shall be exercised by the Corporation by mailing written notice to such holder at his or her address of record on the Corporation’s stock record books.  In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within thirty (30) days thereafter to the purchaser, at the price and upon the terms and conditions set forth therein.  The holder may not sell such shares to any other purchaser, or at any different price, or on any different terms, without first reoffering such shares to the Corporation.

c.                     Election of Rights by Corporation.  In the event circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either paragraphs (a) or (b) of this subsection 1 at the time when the Corporation’s rights under the other subparagraph have become and remain exercisable, the Corporation, by resolution of its Board of Directors, acting in its sole discretion, may elect which of such right it shall exercise.  The Board of Directors may designate one or more nominees to purchase any shares of Class A Stock which it has the right to purchase in lieu of purchasing such shares itself.

d.                     Other Transfers.  Except for the sales in the limited market maintained by the Corporation and as provided in paragraphs (a) and (b) of the subsection 1, no holder of shares of Class A Common Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Class A Common Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer or otherwise dispose of or encumber such shares without such prior approval shall be null and void.  The Corporation is expressly authorized to condition its approval of a transfer (other than by sale) of any shares of Class A Common Stock by an employee or director of, or a consultant to, the Corporation or by a person who acquired such shares other than by purchase, directly or indirectly, from an employee or director of, or a consultant to, the Corporation upon the transferee’s agreement to hold such shares subject to the Corporation’s right to repurchase such shares pursuant to paragraph (a) of this subsection 1 upon the termination of affiliation of the employee, director or consultant.

e.                     Definition of Formula Price.  As used in this Certificate of Incorporation, the term “Formula Price” shall mean the price, as determined in good faith, pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of one (1) share of the Corporation’s Class A Common Stock, as such formula may be modified from time to time by the Board of Directors.

f.                      Lapse or Waiver of Restrictions on Class A Common Stock; Conversion upon Lapse.

(i)            Lapse.  All restrictions upon the shares of Class A Common Stock set forth in this subsection 1 shall automatically lapse and be of no further force or effect if:

(a)           The Corporation has declared effect by the United States Securities and Exchange Commission a registration statement (other than a registration statement of Form S-4 or Form S-8 or other similar form) to effect an underwritten offering of any class or series of its capital stock (or any securities convertible into shares of capital stock) to the general public; or

(b)           The Corporation’s application to have any class or series of its capital stock (or any securities convertible into shares of capital stock) listed on a national securities exchange or quoted on The Nasdaq Stock Market is approved.

(ii)           Automatic Conversion.  Upon the lapse of the restrictions on the shares of Class A Common Stock as provided in subparagraph (f) (i) above, each authorized share of Class A Common Stock and each authorized share of Class B Common Stock shall automatically convert into shares of the single class of common stock of the Corporation designated as Common Stock on a one-for-one basis (the “Automatic Conversion”).  Shares of Common Stock shall not be subject to any restrictions other than such restrictions generally applicable to the Common Stock pursuant to the first paragraph of this Section B of Article FOURTH.

(iii)          Waiver.  The Corporation may, by resolution of its Board of Directors, acting in its sole discretion, waive any or all of the restrictions upon the shares of Class A Common Stock set forth in this subsection 1 in such circumstances as the Board of Directors deems appropriate, and such waiver may be effective as to any or all of the shares of Class A Common Stock, or as to any or all of the holders thereof.

2.             Restrictions on Class B Common Stock.  The Class B Common Stock shall not be subject to any restrictions other than such restrictions generally applicable to the Common Stock pursuant to the first paragraph of Section B of Article FOURTH.  If at any time the restrictions on the Class A Common Stock set forth in subsection 1 of this Section B shall lapse as provided in subparagraph (f) (i) of subsection 1, each authorized share of Class B Common Stock shall automatically convert on a one-for-one basis into a share of Common Stock.  Shares of Common Stock shall not be subject to any restrictions other than such restrictions generally applicable to the Common Stock pursuant to the first paragraph of Section B of Article FOURTH.

FIFTH:  A.  In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

1.             to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

2.             from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in the Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

B.             The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

SIXTH:  A.  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than 3 nor more than 9 and shall be fixed from time to time in the manner described in the Bylaws.

B.            Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

C.            The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series of class of stock as set forth in this Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III, at the first annual meeting of stockholders when the Corporation shall have at least 800 stockholders as determined under Section 2115 of the California Corporations Code (hereinafter, the “First Meeting”).  The Directors first appointed to Class I at the First Meeting shall hold office for a term expiring at the annual meeting of the stockholders immediately following the First Meeting; the Directors first appointed to Class II shall hold office for a term expiring at the second annual meeting of the stockholders following the First Meeting; and the Directors first appointed to Class III shall hold office for a term expiring at the third annual meeting of the stockholders following the First Meeting.  Members of each class shall hold office until their successors are elected and qualified.  Thereafter, at each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.  Notwithstanding the foregoing, if at the time of any annual meeting of stockholders, the Corporation is prohibited by applicable law from having a classified Board of Directors, all of the Directors shall be elected at such annual meeting for a one year term only.  If at the time of any subsequent annual meeting of stockholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially elected shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the stockholders, respectively; thereafter successors to each Class shall be elected in accordance with the fourth sentence of this paragraph.

D.            Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time for cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.  For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors

E.             Advance notice of stockholder nomination for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

F.             Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors constituting the total number of directors which the Corporation would at the time have if there were no vacancies shall shorten the term of any incumbent director.

SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment or repeal of this Article SEVENTH shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

EIGHTH:  Except as may be expressly provided below in this Article EIGHTH, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law; and provided, further, that the affirmative vote of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the provisions of Article FIFTH, Article SIXTH or Article EIGHTH of this Certificate of Incorporation, unless such amendments or changes are approved by a majority of the directors of the Corporation not affiliated or associated with any person, other than Pamela M. Lopker or Karl F. Lopker, holding (or which has announced an intention to acquire) 20% or more of the voting power of the then outstanding Voting Stock, voting together as a single class.

NINTH:  The name and mailing address of the incorporator is Melainie K. Mansfield, Milbank, Tweed, Hadley & McCloy, 600 S. Figueroa St., Los Angeles, California 90017.

WITNESS my signature this 15th day of May, 1997.

Sole Incorporator

BYLAWS

OF

QAD INC.

BYLAWS
OF
QAD INC.

ARTICLE I

Office and Records

Section 1.1  Delaware Office.  The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Section 1.2  Other Offices.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3  Books and Records.  The books and records of the Corporation may be kept at the Corporation’s principal executive offices in Carpinteria, California or at such other locations inside or outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

Stockholders

Section 2.1  Annual Meeting.  The annual meeting of stockholders of the Corporation shall be held on the date designated by the Board of Directors; provided, however, that the annual meeting of stockholders of this Corporation shall be held (i) in the case of the initial annual meeting of stockholders, not later than 13 months after the date of incorporation of this Corporation or (ii) in the case of any subsequent annual meeting of stockholders, not later than 13 months after the date of the last annual meeting of stockholders of the Corporation.  The annual meeting in each year shall be held at 10:00 A.M., local time, at the principal executive offices of the Corporation, or at such other date, time and/or place within or without the State of Delaware as may be fixed by the Board of Directors.

Section 2.2  Special Meetings.  Subject to the rights of the holders of any series of preferred stock, par value $.001 per share, of the Corporation (the “Preferred Stock”), or any other series or class of stock as set forth in the Certificate of Incorporation (the “Certificate of Incorporation”) to elect additional directors under specified circumstances, a special meeting of holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the President of the Corporation, the Chief Executive Officer or the Corporation or the Chairman of the Board of the corporation, or shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors of the Corporation.  The Board of Directors may designate the place of meeting for any special meeting of the stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.3  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of these Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.  Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

When a meeting is adjourn ed to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at the meeting.

Section 2.4  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), either present or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.  The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).  No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of these Bylaws.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5  Voting.  Except as otherwise set forth in the Certificate of Incorporation with respect to the right of any holder of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote.  Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law of by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting (including abstentions) by the holders of stock entitled to vote thereon.

Except as otherwise proved by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 2.6  Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  Every proxy shall be signed by the stockholder or by his duly authorized attorney.  Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

Section 2.7  Notice of Stockholder Business and Nominations.

(A)          Annual Meeting of Stockholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice of procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.7 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A) (1) of this Section 2.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the “GCL”).  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)           Notwithstanding anything in the second sentence of paragraph (A) (2) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (A) (2) of this Section 2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)           Special Meeting of Stockholders.  Nomination of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board of the Corporation or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (B) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A) (2) of this Section 2.7 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)           General.  (1)  Only persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7.

(2)           Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.7, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.7 and, if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective nomination or proposal shall be disregarded.

(3)           For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

(4)           Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirement of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7.  Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.

Section 2.8  Inspector of Elections; Opening and Closing the Polls.

(A)          The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representative of the Corporation, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of his or her ability.  The inspectors shall have the duties prescribed by the GCL.

(B)           The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholder will vote at a meeting.

Section 2.9  List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote of the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10  Written Consent of Stockholders in Lieu of Meeting.  Any action required by the GCL to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any such written consent may be given by one or any number of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation.  Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

ARTICLE III

Directors

Section 3.1  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2  Number, Tenure and Qualifications.  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors, but shall consist of not more than nine (9) nor less than three (3) directors.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III, at the first annual meeting of stockholders when the Corporation shall have at least 800 stockholders as determined under Section 2115 of the California Corporations Code (hereinafter, the “First Meeting”).  The Directors first appointed to Class I at the First Meeting shall hold office for a term expiring at the annual meeting of the stockholders immediately following the First Meeting; the Directors first appointed to Class II shall hold office for a term expiring at the second annual meeting of the stockholders following the First Meeting; and the Directors first appointed to Class III shall hold office for a term expiring t the third annual meeting of the stockholders following the First Meeting.  Members of each class shall hold office until their successors are elected and qualified.  Thereafter, at each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.  Notwithstanding the foregoing, if at the time of any annual meeting of stockholders, the corporation is prohibited by applicable law from having a classified Board of Directors, all of the Directors shall be elected at such annual meeting for a one year term only.  If at the time of any subsequent annual meeting of stockholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially elected shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the stockholders, respectively; thereafter successors to each Class shall be elected in accordance with the fourth sentence of the paragraph.

Section 3.3  Vacancies and Newly Created Directorships.  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.4  Resignation.  Any director may resign at any time upon written notice to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.5  Removal.  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time for cause, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock, voting together as a single class.

Section 3.5  Meetings.  Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  An annual meeting of the Board of Directors shall be held at the same place and immediately preceding or following each annual meeting of stockholders, and no further notice thereof need be given other than this Bylaw.  The Board of Directors may fix times and places for additional regular meetings of the Board of Directors and no further notice of such meetings need be given.  A special meeting of the Board of Directors shall be held whenever called by the President of the Corporation, the Chief Executive Officer of the Corporation or the Chairman of the Board of the Corporation, or by a majority of the Board of Directors, at such time and place as shall be specified in the notice or waiver thereof.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.  Notice of any special meeting shall be given to each director at his or her business or residence in writing or by telegram or by telephone communication or by electronic mail.  If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting.  If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting.  If by facsimile transmission or by electronic mail, such notice shall be transmitted at least twenty-four hours before such meeting.  If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 10.1 of these Bylaws.

Section 3.7  Quorum and Voting.  A whole number of directors equal to at least a majority of the Board of Directors shall constitute a quorum for the transaction of Business at any meeting of the Board of Directors, but if there be less than a quorum, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned.  Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8  Written Consent of Directors in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.9  Compensation.  Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

Section 3.10  Committees of the Board of Directors.  The Board of Directors may from time to time, by resolution passed by majority of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution or the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law.  Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.  Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do.  Any and all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passes by a majority of the Board of Directors.

ARTICLE IV

Officers

Section 4.1  Elected Officers.  The elected officers of the corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, and may also include one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  The duties of the Office of Treasurer shall be assumed by the Chief Financial Officer of the Corporation who shall be an elected officer of the Corporation.  All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof.  The Chairman of the Board shall be chosen from among the directors.  Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.2  Election and Term of Office.  The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately before or after each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Subject to Section 4.3 of these Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign.

Section 4.3  Resignation and Removal.  Any officer may resign at any time upon written notice to the Corporation.  Any elected officer may be removed by a majority of the members of the Board of Directors, with or without cause, at any time.  The Board of Directors may delegate such power of removal as to officers, agents and employees not elected by the Board of Directors.  Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4.4  Compensation and Bond.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control.  The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.5  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors.  The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation, shall make reports to the Board of Directors and the stockholders and shall perform all duties incidental to such office which may be required by law and all such other duties as are properly required by the Board of Directors.  Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.  The

Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 4.6  President.  The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.  The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of Board and preside at all meetings of stockholders and of the Board of Directors.  The President may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

Section 4.7  Vice Presidents.  Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.  In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

Section 4.8  Treasurer.  The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize.  He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.  He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to her or her by the Chairman of the Board, the President or the Board of Directors.

Section 4.9  Secretary.  The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of directors in lieu of a meeting.  He or she shall attend to the giving and serving of all notices of the Corporation.  He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required.  He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors.  He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

Section 4.10  Assistant Treasurers.  In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer.  An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 4.11  Assistant Secretaries.  In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

Section 4.12  Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

Indemnification and Insurance

Section 5.1  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) actually and reasonable incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 5.2  Right to Advancement of Expenses.  The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

Section 5.3  Right of Indemnitee to Bring Suit.  If a claim under Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suite brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and

(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suite brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.4  Non-Exclusivity of Rights.  The right to indemnification and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

Section 5.6  Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and right to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 5.7  Contract Rights.  The rights to indemnification and to the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

ARTICLE VI

Common Stock

Section 6.1  Certificates.  Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Such certificates may be sealed with the seal of the Corporation or a facsimile thereof.  Any of or all the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2  Transfer of Stock.  Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonable require.  The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws and the GCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation.  The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

Section 6.3  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.  The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

Section 6.4  Stockholder Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

ARTICLE VII

Seal

Section 7.1  Seal.  The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Waiver of Notice

Article 8.1  Waiver of Notice.  Whenever notice is required to be given to any stockholder or director of the Corporation under any provision of the GCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX

Checks, Notes, Drafts, Etc.

Section 9.1  Checks, Notes, Drafts, Etc.  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE X

Amendments

Section 10.1  Amendments.  These Bylaws may be amended, added to, rescinded or repealed at any time by the stockholders by vote at a meeting or by written consent without a meeting.  The Board of Directors shall also have the power, by a majority vote, to alter or repeal any of these Bylaws, and to adopt new Bylaws.  In the case of amendments by stockholders and notwithstanding the foregoing or any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or not vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding shares of Voting Stock voting together as a single class, shall be required to alter, amend or repeal Sections 2.2, 2.7, 3.2, 3.3, 3.5 and this Section 10.1 of these Bylaws, unless such amendments are approved by a majority of the directors of the Corporation not affiliated or associated with any person, other than Pamela M. Lopker or Karl F. Lopker, holding (or which has announced an intention to acquire )20% or more of the voting power of the Corporation’s then outstanding voting capital stock, voting together as a single class.